UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2014

AFC BUILDING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

101 ½ Mary Street West Whitby, ON, Canada	L1N 2R4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 430-6433

AUTO TOOL TECHNOLOGIES INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On December 19, 2013, our board of directors and a majority holder of our company’s voting securities approved a change of name of our company to AFC Building Technologies Inc.

In addition to the change of name, our board of directors and a majority holder of our company's voting securities approved a 1 old for 8 new forward split of our issued and outstanding shares of common stock. Once effected our issued and outstanding shares will increase from 4,345,001 shares of common stock to 34,760,008 shares of common stock, our authorized capital remains unchanged.

A Certificate of Amendment to effect the change of name was filed and became effective with the Nevada Secretary of State on January 10, 2014.

These amendments have been reviewed by the Financial Industry Regulatory Authority (FINRA) and have been approved for filing with an effective date of January 14, 2014.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2014 under the symbol "ATOTD". The "D" will be placed on our ticker symbol for 20 business days and our ticker symbol will then change to "AFCT". Our new CUSIP number is 00108E 100.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on December 23, 2013 with an effective date of January 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC BUILDING TECHNOLOGIES INC.

/s/ Cindy Lee Kelly
Cindy Lee Kelly
President and Director

Date: January 13, 2014